Nick Herb Accounting Services, PC

May 3, 2011

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: Highland Business Services, Inc.

We have read the statements that we understand Highland Business Services, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Nick Herb
Nick Herb Accounting Services, PC

7596 E. Palo Verde St., Suite B, Prescott Valley, AZ 86314
Telephone (928) 775-5009 • Facsimile (866) 758-1208